UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010 (June 10, 2010)

Lantis Laser Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-53585	65-0813656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Stonebridge Court, Denville, NJ	07834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 300-7622

 (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 10, 2010 the registrant (“Lantis Laser”) entered into a Letter of Intent ("LOI") to merge with Perio-Imaging Inc. ("Perio-Imaging") under which it was contemplated that the parties would each own 50% of the new entity ("Newco"), Stan Baron, President of Lantis Laser, would remain President of Newco and Barry Berman, President of Perio-Imaging, would serve as Chairman of the Board with a five year consulting agreement with Newco.  The closing of the merger is contingent on a variety of factors, including the engagement of an investment bank to arrange for sufficient financing of Newco, conversion by the existing Lantis Laser note holders into shares of Lantis Laser common stock and the completion of due diligence by both parties.  The parties to the LOI have agreed to a period of exclusivity under which neither party will seek to sell any of its assets or its business to another person through December 31, 2010, the latest date for closing of the merger under the LOI.

Lantis Laser and Perio-Imaging issued a press release announcing their proposed merger. A copy of that press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release dated June 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2010	Lantis Laser Inc.

	By:	/s/ Stanley B. Baron
Stanley B. Baron
President and Chairman